UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 9, 2026

CID HoldCo, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-42711	99-2578850
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5661 S Cameron St, Suite 100, Las Vegas, Nevada	89118
(Address of Principal Executive Offices)	(Zip Code)

(303) 332-4122

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value of $0.0001 per share	DAIC	The Nasdaq Stock Market LLC
Warrants, each exercisable for one share of Common Stock at an exercise price of $287.50 per share	DAICW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Securities Purchase Agreement

As previously reported in the Current Report on Form 8-K filed by CID HoldCo, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “SEC”) on September 29, 2026 (the “Signing 8-K”), on September 25, 2026, the Company entered into a Securities Purchase Agreement (the “Original Purchase Agreement”) with BladeRanger Ltd. (TASE: BLRN), a company organized under the laws of the State of Israel (“BladeRanger”), and Envoy Technologies, Inc., a Delaware corporation (“Envoy”), pursuant to which the Company agreed to acquire 100% of Envoy’s outstanding capital stock (the “Acquisition”) in exchange for shares of Common Stock and shares of a newly authorized Series C Convertible Non-Redeemable Preferred Stock. On October 9, 2026 (the “Closing Date”), the Company closed the Acquisition (the “Closing”), and Envoy became a wholly owned subsidiary of the Company, following release from escrow of the transaction documents that were previously delivered by the Company and BladeRanger into escrow on October 6, 2026. As discussed below in further detail under Item 3.01, the Company believes that, as of the date of this filing, the Company has stockholders’ equity of at least $2.5 million as required in the Company’s case for continued listing on The Nasdaq Capital Market under Nasdaq Listing Rule 5550(b)(1).

First Amendment to Securities Purchase Agreement

In connection with the Closing, on October 9, 2026, the Company, BladeRanger, Envoy and, solely with respect to the provisions expressly applicable to it, Blink Charging Co., a Nevada corporation (“Blink”), entered into a First Amendment to Securities Purchase Agreement (the “SPA Amendment” and, the Original Purchase Agreement as amended by the SPA Amendment, the “Purchase Agreement”). Blink is the holder of a convertible promissory note issued by Envoy to Blink, dated July 22, 2026, in the original principal amount of $12,500,000 (the “Envoy Convertible Note”), which was issued in connection with BladeRanger’s acquisition of Envoy pursuant to a Stock Purchase Agreement, dated as of June 5, 2026, between Envoy Mobility Inc., BladeRanger and Blink. As described in the Signing 8-K, the Original Purchase Agreement contemplated that the Envoy Convertible Note would convert into shares of Envoy common stock representing 20% of Envoy’s outstanding common stock immediately prior to the Closing and that Blink would execute a joinder to the Original Purchase Agreement to sell its shares of Envoy to the Company in exchange for 2,166,667 shares of Series C Preferred Stock at the Closing. Pursuant to the SPA Amendment, the Envoy Convertible Note was amended (as described in further detail below), did not convert prior to or in connection with the Closing and remains outstanding. Upon satisfaction of the Blink Conversion Conditions (as defined below), the SPA Amendment provides that the Envoy Convertible Note will convert into an aggregate of 2,166,667 shares of Common Stock (the “Blink Conversion Shares”), subject to adjustment for stock splits, stock dividends, combinations, recapitalizations and similar events, except in the case of any prior Forced Conversion (as defined below).

Consideration. At the Closing, BladeRanger sold, assigned and transferred to the Company all of the outstanding shares of Envoy, free and clear of all liens (other than restrictions under the Securities Act of 1933, as amended (the “Securities Act”), or the transaction documents), in exchange for the issuance by the Company to BladeRanger of (i) 233,543 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), and (ii) 8,433,123 shares of the Company’s Series C Convertible Non-Redeemable Preferred Stock, par value $0.0001 per share (the “Series C Preferred Stock”).

The aggregate consideration in the Acquisition consists of 10,833,333 shares of Common Stock, calculated on an as-converted, fully diluted basis and subject to customary adjustments (the “Envoy-Side Shares”), consisting of the 233,543 shares of Common Stock and 8,433,123 shares of Series C Preferred Stock issued to BladeRanger at the Closing (assuming a conversion into Common Stock on a 1-for-1 basis) and the 2,166,667 Blink Conversion Shares issuable following the Closing upon satisfaction of the Blink Conversion Conditions. The Envoy-Side Shares have been allocated between BladeRanger and Blink based on their respective eighty percent (80%) and twenty percent (20%) economic interests in Envoy. Based on the agreed reference price of $6.00 per share (the “Reference Price”), the Envoy-Side Shares have an aggregate value of approximately $65.0 million, consisting of approximately $52.0 million in respect of the securities issued to BladeRanger at the Closing and approximately $13.0 million in respect of the Blink Conversion Shares. As previously reported, BladeRanger is also entitled under the Purchase Agreement to receive additional shares of Common Stock or Series C Preferred Stock, valued at $6.00 per share, in respect of certain amounts funded by BladeRanger from the date of the term sheet through the Closing (“Funding Reimbursement Shares”), which are in addition to the Envoy-Side Shares. The SPA Amendment clarifies that any Funding Reimbursement Shares constitute solely reimbursement of amounts funded by BladeRanger and do not constitute consideration for the Envoy shares. The Funding Reimbursement Shares shall not exceed $500,000 in respect of amounts funded by BladeRanger for Envoy’s operation, funding or indebtedness or up to 400,000 shares in respect of amounts funded by BladeRanger for the Company’s operations, funding or indebtedness.

Closing Conditions. The SPA Amendment amended the closing conditions to the Original Purchase Agreement by (i) replacing the condition requiring conversion of the Envoy Convertible Note prior to the Closing with a condition requiring the execution and delivery of the Note Amendment (as defined below) by the parties thereto, (ii) deleting the condition requiring Blink’s execution of a joinder as a seller and transfer of Envoy shares to the Company, and (iii) providing that the Registration Rights Agreement and the Voting Agreement (each as defined below) are to be executed by BladeRanger and the other required parties.

Blink Conversion Conditions. The Envoy Convertible Note will automatically convert into the Blink Conversion Shares on the first business day following the date on which each of the following conditions (the “Blink Conversion Conditions”) has been satisfied (or such other date as Blink and the Company may agree in writing) (the “Blink Conversion Date”): (i) the Company’s stockholders shall have approved the proposals required under Nasdaq Listing Rules 5635(a), 5635(b) and 5635(d) in connection with the transactions contemplated by the Purchase Agreement, including the issuance of the Blink Conversion Shares to the extent required under the rules of The Nasdaq Stock Market LLC (“Nasdaq”) (“Stockholder Approval”), and (ii) a registration statement on Form S-1 (or such other form as may be available to the Company) covering the Blink Conversion Shares shall have been declared effective by the SEC and shall be effective and available for the Blink Distribution (as defined below). Receipt of Stockholder Approval alone will not result in the conversion of the Envoy Convertible Note. The Company has agreed to include the issuance of the Blink Conversion Shares in the proposals submitted to its stockholders, to use its reasonable best efforts to obtain Stockholder Approval together with the approval required for the conversion of the Series C Preferred Stock, and to cause such registration statement to become effective as promptly as practicable following the Closing.

Blink Lock-Up and Distribution. The SPA Amendment amended Blink’s lock-up under the Original Purchase Agreement to replace the twelve-month lock-up described in the Signing 8-K with a lock-up period similar to the lock-up period applicable to BladeRanger, except to the extent Blink distributes the Blink Conversion Shares to its stockholders (in which case, such shares will not be subject to the lock-up provisions). Accordingly, from and after the Blink Conversion Date until the earlier of the consummation of the Blink Distribution and the expiration of the Blink Lock-Up Period, Blink may not, directly or indirectly, offer, sell, pledge, hedge or otherwise transfer the Blink Conversion Shares, other than pursuant to the Blink Distribution. The “Blink Lock-Up Period” commences on the Blink Conversion Date and expires on the earlier of April 1, 2027 and six (6) months following the Blink Conversion Date. Blink has agreed, subject to applicable law, to distribute all of the Blink Conversion Shares to the holders of its common stock, pro rata and for no consideration, by way of a dividend or other distribution in kind, substantially concurrently with, and in any event no later than ten (10) business days following, the Blink Conversion Date (the “Blink Distribution”). If the Blink Conversion Date occurs at least ten (10) business days prior to the expiration of the Blink Lock-Up Period and Blink does not consummate the Blink Distribution prior to such expiration, the undistributed Blink Conversion Shares will become subject to the same leak-out restrictions applicable to BladeRanger under the Purchase Agreement. The Company has agreed to cause the registration statement to cover the resale of the Blink Conversion Shares by the initial recipients thereof, to use its reasonable best efforts to maintain the effectiveness of such registration statement, and to cooperate with Blink and its distribution agent in effecting the Blink Distribution. Blink will bear the costs of the Blink Distribution (other than registration expenses payable by the Company). Recipients of shares in the Blink Distribution will not be subject to the contractual lock-up or leak-out restrictions under the Purchase Agreement or to the Envoy stockholders agreement solely by reason of receiving such shares.

Forced Conversion. While any portion of the Envoy Convertible Note remains outstanding, and subject to the Company’s receipt of Stockholder Approval as applicable (see below), if (A) the Company’s Chief Financial Officer determines in good faith and acting reasonably that the Company’s stockholders’ equity, as will be reported in the Company’s balance sheet for the most recently completed annual or quarterly period to be filed with the SEC, will be less than $3,000,000, or (B) the Company receives any notice, determination or inquiry from Nasdaq relating to its compliance with Nasdaq Listing Rule 5550(b)(1), the Company may, on one or more occasions by written notice to Blink, require the conversion of such portion (up to 100%) of the then-outstanding principal amount of the Envoy Convertible Note as the Company determines in good faith is necessary to cause its stockholders’ equity to equal or exceed $3,000,000 (a “Forced Conversion”). In the case of a Forced Conversion under clause (A), the Company must provide Blink with supporting information to the extent reasonably available and at least five (5) business days to object, and, if the parties are unable to resolve any objection within three (3) business days prior to the due date of the applicable periodic report, the Company may proceed with the Forced Conversion in an amount not exceeding that set forth in its notice. Prior to Stockholder Approval, a Forced Conversion will be effected solely into shares of Series C Preferred Stock equal to the converted amount divided by the $6.00 stated value of the Series C Preferred Stock and, following Stockholder Approval, into shares of Common Stock equal to the converted amount divided by the then-applicable conversion price of the Series C Preferred Stock. A Forced Conversion is effective on the third trading day following delivery of the notice, may not result in the issuance of more than 2,166,667 shares of Series C Preferred Stock or Common Stock in the aggregate, and is subject to applicable law and Nasdaq rules, including limitations on issuances prior to receipt of Stockholder Approval. Any Forced Conversion will proportionately reduce the outstanding principal amount of the Envoy Convertible Note and the number of Blink Conversion Shares otherwise issuable.

Other Provisions. The SPA Amendment (i) limits Blink’s representations and warranties to its authority, its ownership of the Envoy Convertible Note, the absence of any transfer of the Envoy Convertible Note that would prevent its performance and non-contravention; (ii) limits Blink’s indemnification obligations, which are several and not joint, exclude liability for the acts of BladeRanger, Envoy or other persons and for pre-closing liabilities of Envoy (other than Blink’s own fraud or breach), are capped at the consideration actually received by Blink valued at the Reference Price, and may be satisfied solely from Blink Conversion Shares then held by Blink, in each case except in the case of Blink’s fraud; (iii) provides that Envoy’s existing transition services arrangement with Blink will not be extended following the Closing, which replaces the six-month extension described in the Signing 8-K, and requires Blink to provide reasonable access to Envoy books and records in its possession to permit the preparation and audit of Envoy’s financial statements required by Rule 3-05 of Regulation S-X, at the Company’s expense; and (iv) requires that the registration rights provided with respect to the Blink Conversion Shares and the shares distributed in the Blink Distribution be no less favorable than those provided to BladeRanger, with any cutback allocated pro rata between BladeRanger and Blink.

The Purchase Agreement has been attached to this Current Report on Form 8-K and the Signing 8-K to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company, Envoy, BladeRanger, Blink or any of their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of the Purchase Agreement as of specific dates, were solely for the benefit of the parties thereto, may be subject to important qualifications and limitations agreed upon by the parties for the purposes of allocating contractual risk among such parties instead of establishing these matters as facts and may be subject to standards of materiality applicable to such contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties or any of their respective subsidiaries or affiliates. Information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Limited Joinder and Acknowledgement Agreement

On October 9, 2026, in connection with the SPA Amendment, Blink executed and delivered to the Company, BladeRanger, and Envoy a Limited Joinder and Acknowledgement Agreement (the “Joinder Agreement”), which was acknowledged and accepted by the Company, BladeRanger and Envoy. Pursuant to the Joinder Agreement, Blink became a party to the Purchase Agreement solely with respect to the provisions expressly applicable to it, including the provisions relating to the conversion of the Envoy Convertible Note, the Blink Distribution, Forced Conversion, the transition services arrangement, and limitations on Blink’s indemnification obligations. Under the Joinder Agreement, Blink (i) makes, severally and not jointly, solely the limited representations and warranties described above, (ii) acknowledges the automatic conversion of the Envoy Convertible Note upon satisfaction of the Blink Conversion Conditions and agrees that any Blink Conversion Shares not distributed in the Blink Distribution will remain subject to the applicable lock-up and leak-out restrictions, (iii) agrees to effect the Blink Distribution and to reasonably cooperate with the Company and the distribution agent in connection therewith, and (iv) acknowledges the Forced Conversion provisions.

First Amendment to Convertible Promissory Note

On October 9, 2026, Envoy, Blink, the Company and, solely with respect to certain specified provisions, BladeRanger entered into a First Amendment to Convertible Promissory Note (the “Note Amendment”). Under the terms of the Envoy Convertible Note, the principal balance automatically converts into Envoy capital stock immediately prior to the consummation of a “Qualified Liquidity Event,” which includes an acquisition, sale or change of control of Envoy involving total equity consideration of not less than $40,000,000. The parties acknowledged that the Acquisition constitutes a Qualified Liquidity Event, and Blink consented to the consummation of the Closing without conversion of the Envoy Convertible Note. The deferral is granted solely in connection with the Acquisition and does not constitute a waiver of Blink’s rights under the Envoy Convertible Note, including rights relating to Qualified Liquidity Events, the ownership floor, conversion at maturity and conversion following an event of default. The Envoy Convertible Note does not bear interest and matures on the date three (3) years after its issuance (subject to up to a two (2)-year extension upon the election of Blink).

Under the Note Amendment, upon satisfaction of the Blink Conversion Conditions, the entire then-outstanding principal balance of the Envoy Convertible Note will automatically convert on the Blink Conversion Date into the remaining Blink Conversion Shares issuable after giving effect to any prior Forced Conversion, and the Company is required to issue and deliver the Blink Conversion Shares in book-entry form to Blink or its designated distribution agent within one trading day thereafter. The Blink Conversion Shares represent the consideration in respect of Blink’s 20% economic interest, and upon their issuance and delivery the principal balance of the Envoy Convertible Note will be deemed satisfied in full. Blink has irrevocably agreed to effect the Blink Distribution and not to dispose of the Blink Conversion Shares in lieu thereof. The Note Amendment contains Forced Conversion provisions consistent with those contained in the SPA Amendment above described.

If Blink fails or refuses to comply with its conversion obligations after satisfaction of the Blink Conversion Conditions, fails to consummate the Blink Distribution, transfers or encumbers the Blink Conversion Shares in violation of its obligations or otherwise materially breaches its obligations under the Note Amendment or the related provisions of the Purchase Agreement and, to the extent such breach is capable of cure, fails to cure such breach within five (5) business days following written notice, the deferral will cease to restrict the enforcement of rights and remedies otherwise available to Envoy, BladeRanger or the Company, including any rights to compel conversion under the original terms of the Envoy Convertible Note and any drag-along, specific performance or other rights under BladeRanger’s June 5, 2026 stock purchase agreement with Blink, the Envoy stockholders agreement or applicable law. Failures or delays caused by the unavailability of the registration statement or any act or omission of the Company, and good-faith disputes as to whether a Blink Conversion Condition has been satisfied, will not give rise to such remedies. If the Blink Conversion Conditions are not satisfied before the maturity date of the Envoy Convertible Note, Blink will retain its rights under the Envoy Convertible Note, including its right to elect conversion at maturity, and the rights and remedies arising upon an event of default remain in effect with respect to any outstanding principal balance. No Qualified Liquidity Event occurring after the Closing and prior to the issuance of the Blink Conversion Shares will trigger any additional conversion obligation.

Registration Rights Agreement

Concurrently with the Closing, the Company entered into a Registration Rights Agreement, dated as of October 9, 2026 (the “Registration Rights Agreement”), with BladeRanger and the other investors identified on Annex A thereto, consisting of Blink and H Capital Ventures Management Consultancies Co. LLC (“H Capital” and, collectively with BladeRanger and Blink, the “Investors”), providing them with certain registration rights with respect to their securities issued or issuable by the Company in connection with the Purchase Agreement or, in the case of H Capital, its $550,000 convertible note previously disclosed in the Signing 8-K (the “H Capital Convertible Note”).

Under the Registration Rights Agreement, the Company agreed, among other things, (i) to file with the SEC, promptly following the Closing and in any event no later than sixty (60) days following the delivery by Envoy to the Company of Envoy’s financial statements required by Rule 3-05 of Regulation S-X (the “Filing Deadline”), a registration statement on Form S-3 or, if Form S-3 is not available, Form S-1, covering the resale of all Registrable Securities, subject to SEC limitations under Rule 415 and related pro rata “cutback” provisions, and, if filed on Form S-1, to file a registration statement on Form S-3 within forty-five (45) days after becoming eligible to do so, and (ii) to use its reasonable best efforts to cause the registration statement to be declared effective as soon as practicable, and in any event by the earlier of sixty (60) days following the Filing Deadline (or ninety (90) days if the SEC reviews the registration statement) and five (5) business days after the SEC advises that it will not review or has no further comments on the registration statement, without delaying such efforts pending receipt of Stockholder Approval, and to keep such registration statement continuously effective until the registrable securities have been sold or may be sold without restriction under Rule 144. The Company may delay filing or suspend the use of a registration statement for up to thirty (30) consecutive days, on no more than two occasions and for no more than seventy-five (75) days in any twelve (12)-month period, and may delay filing or effectiveness pending the availability of required audited financial statements, including those of Envoy, subject to an aggregate extension limit of ninety (90) days in any twelve (12)-month period.

The Registration Rights Agreement contains customary provisions relating to registration procedures, expenses, the Company’s obligations to maintain current public information to permit resales under Rule 144, the Investors’ information and cooperation obligations, certain liquidated damages for the Company’s noncompliance with certain covenants under the Registration Rights Agreement and the Company’s and Investors’ respective indemnification obligations, including contribution provisions, in connection with any registered resale of the Registrable Securities.

The Registration Rights Agreement also provides that, for the period commencing on the date on which its shares of Series C Preferred Stock are converted into Common Stock and ending on the earlier of April 1, 2027 and six (6) months from the date of such conversion, BladeRanger may not sell or otherwise transfer the shares of Common Stock issued upon such conversion. Following such lock-up period, BladeRanger’s sales of such shares will be subject to a daily volume limitation equal to the lesser of 10% of the daily trading volume of the Common Stock and the volume that would be permitted to be sold under Rule 144. The Registration Rights Agreement contains a comparable lock-up and leak-out restriction applicable to Blink, which does not restrict the Blink Distribution.

Voting Agreement

At the Closing, the Company entered into a Voting Agreement, dated as of October 9, 2026 (the “Voting Agreement”), with Phyllis W. Newhouse, the ShoulderUp 2021 Trust, and Edmund S. Nabrotzky, the Company’s Chief Executive Officer (each, a “Stockholder”), who collectively held 245,842 shares of Common Stock as of the date of the Voting Agreement (40,931 shares, 62,047 shares and 142,864 shares, respectively), representing approximately 10.5% of the 2,337,767 shares of Common Stock outstanding immediately prior to the Closing (or approximately 9.6% after giving effect to the 233,543 shares of Common Stock issued to BladeRanger at the Closing). Under the Voting Agreement, each Stockholder agreed, during the period commencing on the date of the Voting Agreement and ending on the earlier of (i) the receipt of Stockholder Approval and (ii) the termination of the Purchase Agreement in accordance with its terms (the “Expiration Time”), to appear in person or by proxy at, or otherwise cause its shares of Common Stock (the “Shares”) to be counted as present for purposes of establishing a quorum at, the Company’s stockholders’ meeting held to consider the proposals subject to Stockholder Approval (or any adjournment or postponement thereof), and to vote (or execute and return written consents), or cause to be voted, all of its Shares in favor of the proposals for Stockholder Approval, including (i) the conversion of the Series C Preferred Stock into shares of Common Stock, (ii) the conversion of the H Capital Convertible Note, (iii) any issuances under the standby equity purchase agreement contemplated by the Purchase Agreement requiring stockholder approval under applicable Nasdaq rules, (iv) the change of control and other stockholder approvals required under Nasdaq Listing Rules 5635(a), (b) and (d), and (v) any reverse stock split necessary to achieve a $4.00 initial listing bid price, and against any action that would reasonably be expected to impede, interfere with, frustrate, delay or postpone the Stockholder Approval, result in a material breach of the Company’s obligations under the Purchase Agreement, or result in a material breach of such Stockholder’s obligations under the Voting Agreement. Each Stockholder granted BladeRanger an irrevocable proxy to vote its Shares in accordance with the foregoing if, and only if, such Stockholder fails to do so. The Voting Agreement contains customary representations and warranties by the Stockholders, restrictions on the Stockholders’ transfer of their Shares unless the transferee executes a joinder, and a waiver of appraisal and dissenters’ rights, and provides for termination upon the Expiration Time or upon the written agreement of the Stockholders, BladeRanger and the Company. BladeRanger is an express third-party beneficiary of the Voting Agreement. The Voting Agreement includes customary provisions regarding amendments, assignment, counterparts, severability, governing law (Delaware) and enforcement, including specific performance.

Certificate of Designation

The description of the Certificate of Designation of Preferences and Rights of Series C Convertible Non-Redeemable Preferred Stock (the “Certificate of Designation”) and the terms of the Series C Preferred Stock set forth under Item 5.03 of this Current Report on Form 8-K are incorporated herein by reference.

Prior to the execution of the binding term sheet dated September 14, 2026, there was no material relationship between BladeRanger, on the one hand, and the Company or any of its affiliates, directors or officers, on the other hand. Prior to the execution of the SPA Amendment and the Note Amendment, there was no material relationship between Blink, on the one hand, and the Company or any of its affiliates, directors or officers, on the other hand.

The foregoing descriptions of the Original Purchase Agreement, the SPA Amendment, the Joinder Agreement, the Note Amendment, the Registration Rights Agreement and the Voting Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of such documents, copies of which are incorporated by reference in this Current Report on Form 8-K or filed as Exhibits 10.1, 10.2, 10.3, 10.4, 10.5 and 10.6, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

On October 9, 2026, the Company completed the Acquisition pursuant to the Purchase Agreement, and Envoy became a wholly owned subsidiary of the Company. At the Closing, the Company acquired from BladeRanger all 135 outstanding shares of Envoy common stock in exchange for 233,543 shares of Common Stock and 8,433,123 shares of Series C Preferred Stock. In addition, the Company will issue up to 2,166,667 Blink Conversion Shares to Blink upon conversion of the Envoy Convertible Note following satisfaction of the Blink Conversion Conditions. The consideration was determined through arm’s-length negotiation among the parties, and the Envoy-Side Shares were valued at the $6.00 per share Reference Price, for an aggregate value of approximately $65.0 million. Following the Closing, the Envoy Convertible Note remains an outstanding obligation of Envoy, subject to the Note Amendment.

Following the conversion of the Series C Preferred Stock and the Envoy Convertible Note, BladeRanger is expected to hold a majority of the outstanding Common Stock on an as-converted basis, subject to applicable conversion limitations and approvals. BladeRanger has the right to designate one member of the Company’s board of directors (the “Board”) and one member of the Company’s executive management team during the Designation Period (as defined below).

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed in the Company’s Current Reports on Form 8-K filed with the SEC on August 12, 2026, August 18, 2026 and September 1, 2026, the Company received (a) a staff determination from Nasdaq on August 6, 2026 (the “Initial Staff Determination”) to delist the Common Stock from Nasdaq pursuant to Nasdaq Listing Rule 5450(b)(2)(A) for failure to satisfy the minimum Market Value of Listed Securities (“MVLS”) requirement of $50 million, (b) an additional staff determination on August 12, 2026 identifying the Company’s failure to maintain the minimum market value of publicly held shares (“MVPHS”) of $15 million required under Nasdaq Listing Rule 5450(b)(2)(C) as a further basis for delisting, and (c) an additional staff determination on August 27, 2026 identifying that the Company had not yet filed its Quarterly Report on Form 10-Q for the period ended June 30, 2026 as an additional basis for the potential delisting of the Company’s Common Stock from Nasdaq and, as a result of the foregoing, the Company no longer complied with the Nasdaq Listing Rules for continued listing.

The Company timely requested a hearing before the Nasdaq Hearings Panel (the “Hearings Panel”) with respect to these prior staff determinations and paid the applicable $20,000 hearing fee (the “Hearing”). The hearing request stayed the suspension of the Company’s securities and the filing of a Form 25-NSE by Nasdaq with the SEC pending the issuance of a written decision by the Hearings Panel. The Common Stock remains listed and eligible to trade on Nasdaq pending the outcome of the Hearing.

On September 15, 2026, the Company appeared before the Hearings Panel and presented a compliance plan (the “Compliance Plan”) addressing the previously disclosed deficiencies for failure to satisfy the minimum MVLS requirement of $50 million, the minimum MVPHS of $15 million requirement, and the Company’s failure to file its Quarterly Report on Form 10-Q for the period ended June 30, 2026 with the SEC.

At the hearing, the Company requested that the Hearings Panel grant an exception permitting the transfer of the listing of the Common Stock to The Nasdaq Capital Market, subject to the Company’s compliance with the periodic filing requirement by September 25, 2026, subject to the minimum stockholders’ equity requirement of $2,500,000 for continued listing on The Nasdaq Capital Market under Nasdaq Listing Rule 5550(b)(1) (the “Stockholders’ Equity Requirement”) following the Closing, which the Compliance Plan contemplated would occur by October 6, 2026. The Company advised the Hearings Panel that, other than the Stockholders’ Equity Requirement, the Company satisfied all other applicable quantitative requirements for continued listing on The Nasdaq Capital Market. The Company filed its Quarterly Report on Form 10-Q for the period ended June 30, 2026 with the SEC on September 25, 2026, thereby curing the filing deficiency. The definitive transaction documents for the Acquisition were executed and delivered into escrow on October 6, 2026 and were released from escrow at the Closing on October 9, 2026. The Hearings Panel has not yet issued its decision.

As described under Items 1.01 and 2.01, the Closing occurred on October 9, 2026. The Closing followed the Company’s settlement of its senior secured debt and issuance of the H Capital Convertible Note, as previously disclosed in a Current Report on Form 8-K filed with the SEC on September 16, 2026, and the settlement and release of certain accounts payable and accrued liabilities. The Company will measure the consideration transferred at the fair value of the shares of Common Stock and Series C Preferred Stock issued on the Closing Date, which is classified within stockholders’ equity; the Envoy Convertible Note remains outstanding as a liability of Envoy and is not included in stockholders’ equity.

As a result of the transactions described in this Current Report, the Company believes it has stockholders’ equity of at least $2.5 million as of the date of the filing of this report. The Company awaits Nasdaq’s confirmation that the Company has evidenced compliance with the Stockholders’ Equity Requirement and its continued compliance with all other applicable criteria for continued listing on The Nasdaq Capital Market. The Company has provided the Hearings Panel with an unaudited, unreviewed pro forma condensed consolidated balance sheet and financial projections demonstrating, respectively, its compliance with the Stockholders’ Equity Requirement after giving effect to the transactions described under Items 1.01 and 2.01 of this Current Report on Form 8-K, and its ability to maintain compliance with the Stockholders’ Equity Requirement through September 30, 2027.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in Items 1.01, 2.01 and 5.03 of this Current Report on Form 8-K is incorporated herein by reference. At the Closing, the Company issued to BladeRanger 233,543 shares of Common Stock and 8,433,123 shares of Series C Preferred Stock as consideration for the shares of Envoy acquired by the Company, having an aggregate value of approximately $52.0 million based on the Reference Price. Upon receipt of Stockholder Approval, the shares of Series C Preferred Stock will automatically convert into an aggregate of 8,433,123 shares of Common Stock at the initial conversion price of $6.00 per share, subject to adjustment as described under Item 5.03. In addition, upon satisfaction of the Blink Conversion Conditions, the Company will issue 2,166,667 Blink Conversion Shares to Blink upon conversion of the Envoy Convertible Note, and the Company may issue up to an aggregate of 2,166,667 shares of Series C Preferred Stock or Common Stock, as applicable, to Blink upon any Forced Conversion, with any shares so issued reducing the number of Blink Conversion Shares otherwise issuable.

The shares of Common Stock and Series C Preferred Stock issued to BladeRanger were issued without registration under the Securities Act in reliance on the exemption provided by Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder. The shares of Common Stock issuable upon conversion of the Series C Preferred Stock will be issued in reliance on the exemption provided by Section 3(a)(9) of the Securities Act. The Blink Conversion Shares issuable upon conversion of the Envoy Convertible Note will be issued in reliance on the exemption provided by Section 3(a)(9) of the Securities Act. Any shares of Series C Preferred Stock or Common Stock issued to Blink upon a Forced Conversion or upon conversion of the Envoy Convertible Note are expected to be issued in reliance on the exemption provided by Section 3(a)(9) of the Securities Act.

Item 3.03. Material Modification to Rights of Security Holders.

The information set forth in Items 1.01 and 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

As a result of the issuance of the Series C Preferred Stock, the rights of the holders of Common Stock are subject to the senior liquidation preference of the Series C Preferred Stock, the protective provisions and anti-dilution covenant described under Item 5.03, which limit the Company’s ability to take certain actions and to issue additional equity securities without the consent of the holders of a majority of the outstanding Series C Preferred Stock, the director designation right of BladeRanger, and the dilution that will result from the conversion of the Series C Preferred Stock and the Envoy Convertible Note.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 9, 2026, the Company filed the Certificate of Designation with the Secretary of State of the State of Delaware, designating a series of preferred stock as the Series C Preferred Stock pursuant to resolutions adopted by the Board on October 6, 2026. The Certificate of Designation became effective upon filing and sets forth the rights, preferences and privileges of the Series C Preferred Stock, which are summarized below.

Stated Value; Dividends. Each share of Series C Preferred Stock has a stated value of $6.00, subject to adjustment for stock dividends, stock splits, combinations and similar events (the “Stated Value”). The Series C Preferred Stock is not entitled to receive or participate in any dividends or distributions, and no dividends accrue on the Series C Preferred Stock or the shares of Common Stock issuable upon conversion thereof.

Liquidation Preference. The Series C Preferred Stock ranks senior to the Common Stock and to any class or series of capital stock created in the future that by its terms ranks junior to the Series C Preferred Stock, and on parity with any class or series of capital stock created in the future that by its terms ranks on parity with the Series C Preferred Stock, with respect to distributions upon any liquidation, dissolution or winding up of the Company. Upon any such event, each holder of Series C Preferred Stock is entitled to receive, prior and in preference to any distribution to the holders of Common Stock and junior securities, an amount per share equal to the greater of (i) the Stated Value and (ii) the amount that would have been payable had such share been converted into Common Stock immediately prior to such event. A change in control, merger or consolidation of the Company, or a sale of all or substantially all of its assets, will not, in and of itself, be deemed a liquidation, dissolution or winding up.

Voting Rights; Protective Provisions. Until the Series C Preferred Stock is converted into Common Stock, and except as otherwise required by the General Corporation Law of the State of Delaware, the holders of Series C Preferred Stock are not entitled to vote on matters submitted to the holders of Common Stock. Following the date on which the Series C Preferred Stock becomes convertible, the holders of Series C Preferred Stock are entitled to vote together with the holders of Common Stock as a single class on an as-converted basis. In addition, so long as any shares of Series C Preferred Stock are outstanding, the Company may not, without the approval of the holders of a majority of the then-outstanding shares of Series C Preferred Stock (the “Requisite Holders”), (i) alter or change the powers, preferences or rights of the Series C Preferred Stock or amend the Certificate of Designation in a manner that adversely affects the Series C Preferred Stock, (ii) amend the Company’s certificate of incorporation or bylaws, or file any certificate of designation for any series of preferred stock, in a manner that would adversely affect the preferences, rights, privileges or powers of the Series C Preferred Stock, whether by amendment, merger, consolidation, recapitalization, reclassification or otherwise, (iii) authorize or issue, or obligate itself to issue, any equity security senior to, or on parity with, the Series C Preferred Stock as to dividend rights, redemption rights or liquidation preference, or (iv) enter into any agreement with respect to any of the foregoing.

Conversion. Effective at 5:00 p.m. Eastern Time on the first trading day following receipt of Stockholder Approval, each outstanding share of Series C Preferred Stock will automatically convert into the number of shares of Common Stock equal to the Stated Value divided by the conversion price then in effect, which is initially $6.00 per share (the “Conversion Price”), or one share of Common Stock for each share of Series C Preferred Stock at the initial Conversion Price. The Conversion Price may not be reduced below $0.50 per share (the “Floor Price”). For purposes of the Certificate of Designation, Stockholder Approval includes the approval of the proposals required under Nasdaq Listing Rules 5635(a), 5635(b) and 5635(d) in connection with the transactions contemplated by the Purchase Agreement, including the conversion of the Series C Preferred Stock, the conversion of the H Capital Convertible Note, any issuances pursuant to an ELOC and any reverse stock split necessary to achieve a $4.00 initial listing bid price. In no event will the Series C Preferred Stock convert into Common Stock prior to receipt of Stockholder Approval or in excess of the “Maximum Number of Conversion Shares,” which, until receipt of Stockholder Approval, is equal to 19.99% of the number of shares of Common Stock outstanding as of the date of initial issuance of the Series C Preferred Stock (including the shares of Common Stock issued at the Closing and the shares of Common Stock issuable upon conversion of the H Capital Convertible Note), subject to adjustment for stock splits and similar events, but not to exceed 138,000,000 shares of Common Stock. This limitation will automatically terminate upon receipt of Stockholder Approval. No fractional shares will be issued upon conversion, and the Company will, at its election, pay cash or round up to the next whole share in lieu of any fractional share.

Adjustments; Anti-Dilution. The Conversion Price is subject to proportionate adjustment for stock splits, combinations, stock dividends and similar events, and the Series C Preferred Stock is subject to customary provisions in the event of a reorganization, reclassification, merger or consolidation. In addition, if, while any shares of Series C Preferred Stock are outstanding, the Company or any subsidiary issues or sells (or announces the issuance or sale of) Common Stock or securities convertible into or exercisable for Common Stock at an effective price per share less than the Conversion Price then in effect (a “Dilutive Issuance”), the Conversion Price will be reduced on a weighted-average basis pursuant to the formula set forth in the Certificate of Designation, subject to the Floor Price. Dilutive Issuances do not include certain “Exempt Issuances,” including (i) issuances under equity plans approved by a majority of the non-employee directors, (ii) issuances upon the exercise or conversion of securities outstanding on the date of the Certificate of Designation that have not been amended to increase the number of shares or reduce the exercise or conversion price, (iii) securities issued in acquisitions or strategic transactions approved by a majority of the Company’s disinterested directors, (iv) securities issued in connection with the transactions contemplated by the Purchase Agreement, including the H Capital Convertible Note and issuances under an ELOC on the terms contemplated by the Purchase Agreement as of the Closing Date, and (v) securities issued for capital-raising purposes with the consent of the Requisite Holders, provided that no issuance will constitute an Exempt Issuance to the extent it requires BladeRanger’s prior written consent under the Purchase Agreement and such consent has not been obtained.

Anti-Dilution Covenant. From the Closing until all outstanding shares of Series C Preferred Stock are convertible into Common Stock, the Company may not issue, or enter into any agreement to issue, any equity or equity-linked securities (including convertible notes, warrants and options) without the prior written consent of the Requisite Holders, other than Exempt Issuances, and without limiting BladeRanger’s consent rights under the Purchase Agreement.

Director Designation Right. BladeRanger has the right, but not the obligation, to designate one individual (the “Preferred Investor Designee”) to be nominated, elected or appointed to the Board. The Certificate of Designation provides that the Board will consist of seven directors, four of whom will be “independent” under Nasdaq listing standards, and requires the Company to take all necessary action to cause the Preferred Investor Designee to be nominated for election or appointed to the Board promptly following the Closing. The Preferred Investor Designee must satisfy all qualifications applicable to directors generally, satisfy applicable Nasdaq independence requirements to the extent required for committee membership, and not be subject to specified disqualifying events. The Preferred Investor Designee may be removed only by BladeRanger, and BladeRanger has the exclusive right to designate a replacement to fill any vacancy. These rights continue during the Designation Period (for so long as BladeRanger and its affiliates collectively hold at least 10% of the outstanding Common Stock on an as-converted basis) and will not terminate solely as a result of the conversion of the Series C Preferred Stock into Common Stock.

Reservation of Shares; Amendment; Other. The Company is required to reserve a sufficient number of authorized but unissued shares of Common Stock to effect the conversion of all outstanding shares of Series C Preferred Stock and, if such number is insufficient, to take corporate action, including using best efforts to obtain stockholder approval of an amendment to its certificate of incorporation, to increase its authorized shares. The Series C Preferred Stock is not redeemable. Any provision of the Certificate of Designation may be waived by the Requisite Holders, and the Certificate of Designation may be amended only with the written consent of the Requisite Holders and the Company. Shares of Series C Preferred Stock that are converted or otherwise acquired by the Company will be retired and may not be reissued as Series C Preferred Stock.

The foregoing description of the Certificate of Designation does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Designation, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On October 12, 2026, the Company issued a press release announcing the completion of the Acquisition. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01 (including Exhibit 99.1) is being furnished pursuant to General Instruction B.2 of Form 8-K and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing made by the Company under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing.

Important Information for Stockholders

In connection with the proposed transactions, the Company intends to file a proxy statement with the SEC. The Company also plans to file other documents with the SEC regarding the proposed transactions. After the proxy statement has been cleared by the SEC, a definitive proxy statement will be filed with the SEC and mailed to the stockholders of record of the Company. The Board will set the record date prior to mailing the definitive proxy statement. STOCKHOLDERS OF THE COMPANY ARE URGED TO CAREFULLY READ THE PROXY STATEMENT (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) AND OTHER DOCUMENTS RELATING TO THE PROPOSED TRANSACTIONS THAT WILL BE FILED WITH THE SEC IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTIONS. Stockholders will be able to obtain free copies of the proxy statement and other documents containing important information about the Company once such documents are filed with the SEC, through the website maintained by the SEC at http://www.sec.gov.

Participants in the Solicitation

The Company and its executive officers, directors, other members of management and employees may be deemed, under SEC rules, to be participants in the solicitation of proxies from the Company’s stockholders with respect to the proposed transactions. Information regarding the executive officers and directors of the Company is set forth in the Company’s definitive proxy statement for the Company’s 2026 annual meeting of stockholders filed with the SEC on April 17, 2026 and in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 filed with the SEC on March 11, 2026. More detailed information regarding the identity of potential participants, and their direct or indirect interests, by securities holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC in connection with the transactions contemplated by the Purchase Agreement.

No Offer or Solicitation

This Current Report on Form 8-K is not a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities or in respect of the proposed transactions and shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts included in this report that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements. Examples of these forward-looking statements include statements concerning the Acquisition and the anticipated benefits thereof, the receipt of Stockholder Approval, the conversion of the Series C Preferred Stock and the Envoy Convertible Note, the Blink Distribution, the filing and effectiveness of registration statements, the integration of Envoy’s business, the Company’s stockholders’ equity and its ability to regain and maintain compliance with Nasdaq’s continued listing requirements, and the timing of completing the proposed transactions. These forward-looking statements are based on management’s current expectations and beliefs and are subject to a number of risks and uncertainties and other factors, all of which are difficult to predict and many of which are beyond our control and could cause actual results to differ materially and adversely from those described in the forward-looking statements.

These risks and uncertainties include, among others: the risk that Stockholder Approval may not be obtained on the anticipated timeline or at all; the risk that the registration statements contemplated by the Registration Rights Agreement and the Purchase Agreement may not be filed or declared effective on the anticipated timeline or at all, including as a result of delays in the preparation of the financial statements of Envoy required by Rule 3-05 of Regulation S-X; the risk that the Blink Conversion Conditions may not be satisfied, that the Envoy Convertible Note may remain outstanding, or that Blink may exercise its rights under the Envoy Convertible Note, including upon maturity or an event of default; the dilution to existing stockholders that will result from the conversion of the Series C Preferred Stock and the Envoy Convertible Note and from any Forced Conversion, and the fact that, following such conversions, BladeRanger is expected to hold a majority of the outstanding Common Stock; the effect of the rights, preferences and protective provisions of the Series C Preferred Stock and the covenants in the Purchase Agreement, including the restrictions on the Company’s ability to issue additional equity securities and the Company’s obligations to fund Envoy’s operations; the risk that Nasdaq may not accept the Company’s evidence of compliance with its stockholders’ equity requirement or that the Company may be unable to regain or maintain compliance with Nasdaq’s continued listing requirements; the risk that the Company may not successfully integrate Envoy’s business or realize the anticipated benefits of the Acquisition; the risk that the Acquisition and the related transactions, and the announcement of the same, could have an adverse effect on the ability of the Company to retain and hire key personnel and maintain relationships with partners, suppliers, customers, employees, stockholders and other business relationships and on its operating results and business generally; the risk that the transactions could divert the attention and time of the Company’s management; the risk of any unexpected costs or expenses resulting from the transactions; the risk of any litigation relating thereto; the risk that additional financing may not be available on acceptable terms or at all; the uncertainties and variables inherent in business, operating and financial performance; our ability to continue as a going concern; and other factors discussed in the “Risk Factors” section of our most recent periodic reports filed with the SEC, all of which you may obtain for free on the SEC’s website at www.sec.gov.

Although we believe that the expectations reflected in our forward-looking statements are reasonable, we do not know whether our expectations will prove correct. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, even if subsequently made available by us on our website or otherwise. We do not undertake any obligation to update, amend or clarify these forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Businesses or Funds Acquired.

The financial statements of Envoy required by Item 9.01(a) of Form 8-K will be filed by amendment to this Current Report on Form 8-K not later than 71 calendar days after the date on which this Current Report on Form 8-K is required to be filed.

(b) Pro Forma Financial Information.

The pro forma financial information required by Item 9.01(b) of Form 8-K will be filed by amendment to this Current Report on Form 8-K not later than 71 calendar days after the date on which this Current Report on Form 8-K is required to be filed.

(d) Exhibits.

Exhibit Number	Description
3.1*	Certificate of Designation of Preferences and Rights of Series C Convertible Non-Redeemable Preferred Stock of CID HoldCo, Inc., filed with the Secretary of State of the State of Delaware on October 9, 2026.
10.1**	Securities Purchase Agreement, dated as of September 25, 2026, by and among CID HoldCo, Inc., BladeRanger Ltd. and Envoy Technologies, Inc. (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on September 29, 2026).
10.2	First Amendment to Securities Purchase Agreement, dated as of October 9, 2026, by and among CID HoldCo, Inc., BladeRanger Ltd., Envoy Technologies, Inc. and, solely with respect to the provisions expressly applicable to it, Blink Charging Co.
10.3	Limited Joinder and Acknowledgement Agreement, dated as of October 9, 2026, executed by Blink Charging Co. and acknowledged and accepted by CID HoldCo, Inc., BladeRanger Ltd. and Envoy Technologies, Inc.
10.4	First Amendment to Convertible Promissory Note, dated as of October 9, 2026, by and among Envoy Technologies, Inc., Blink Charging Co., CID HoldCo, Inc. and, solely with respect to the provisions expressly applicable to it, BladeRanger Ltd.
10.5*	Registration Rights Agreement, dated as of October 9, 2026, by and among CID HoldCo, Inc., BladeRanger Ltd. and each of the investors identified on Annex A thereto.
10.6*	Form of Voting Agreement, dated as of October 9, 2026, by and among CID HoldCo, Inc. and the stockholders listed on Exhibit A thereto.
99.1	Press Release, dated October 12, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Certain identified information has been excluded from the exhibit pursuant to Item 601(a)(6) and/or Item 601(b)(10)(iv) of Regulation S-K.

**	Certain exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). The Company agrees to furnish supplementally a copy of any omitted exhibit or schedule to the U.S. Securities and Exchange Commission upon its request; however, the Company may request confidential treatment of omitted items.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CID HoldCo, Inc.

Date: October 13, 2026	By:	/s/ Edmund Nabrotzky
Edmund Nabrotzky
Chief Executive Officer